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                                                                    EXHIBIT 23.1

                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1999, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."



                                         /s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
May 6, 1999





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